UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2005

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On January 25, 2005, the Praxair, Inc. Board of Directors adopted an amendment to the Praxair, Inc. Directors’ Fees Deferral Plan. This amendment to an existing plan (filed as Exhibit 10.06 to Praxair, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003) is designed to bring the plan into conformance with the deferred compensation provisions of the American Jobs Creation Act of 2004. An amended and restated Directors’ Fees Deferral Plan reflecting the present amendment is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.06.

The Directors’ Fees Deferral Plan provides an optional means by which non-employee directors may defer to a later date payment of some or all of the cash fees earned from their service on the Praxair, Inc. Board of Directors. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings either in a “cash account” which earns interest at the prime rate, or in a “stock unit account” the value of which varies with the market price of Praxair, Inc.’s common stock and which is credited with additional stock units whenever dividends are paid on Praxair, Inc.’s common stock. At the end of the deferral period, a cash account is paid to the director in cash and a stock unit account is paid to the director in shares of Praxair stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date:	January 25, 2005	By:	/s/ James T. Breedlove
James T. Breedlove
Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit 10.06:	Praxair, Inc. Directors’ Fees Deferral Plan, as amended and restated by the Praxair, Inc. Board of Directors on January 25, 2005.